Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Signal Genetics, Inc.

Carlsbad, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2015, relating to the consolidated financial statements of Signal Genetics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

BDO USA, LLP

San Diego, California

July 10, 2015